UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

STANLEY BLACK & DECKER, INC
(Exact name of Registrant as specified in its charter)

Connecticut	1-5244	06-0548860
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Stanley Drive
New Britain, Connecticut 06053
(Address of principal executive offices)

Registrant’s telephone number: (860) 225-5111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Registrant’s Annual meeting of Shareholders was held on April 16, 2013.

Proposal 1: The following Directors were elected at the meeting:

NOMINEE	VOTES	VOTES	BROKER
	FOR	WITHHELD	NON-VOTES
George W. Buckley	116,268,932	5,834,379	12,889,978
Patrick D. Campbell	117,710,587	4,392,958	12,889,978
Carlos M. Cardoso	116,188,570	5,914,975	12,889,978
Robert B. Coutts	117,905,462	4,198,083	12,889,978
Debra A. Crew	120,607,382	1,495,885	12,889,978
Benjamin H. Griswold, IV	116,334,052	5,769,493	12,889,978
John F. Lundgren	116,349,316	5,754,229	12,889,978
Anthony Luiso	117,383,514	4,720,031	12,889,978
Marianne M. Parrs	117,409,055	4,694,490	12,889,978
Robert L. Ryan	115,593,359	6,510,186	12,889,978

Proposal 2:	The Shareholders approved Ernst & Young LLP as the Registrant’s registered independent public accounting firm for the 2014 fiscal year:

For	Against	Abstain
127,726,855	6,341,436	915,920

Proposal 3:	The Shareholders approved, on an advisory basis, the compensation of the Registrant’s named executive officers:

For	Against	Abstain	Broker Non-
			Votes
114,037,037	6,668,280	1,389,430	12,889,978

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2014

Stanley Black & Decker, Inc.

By:	/s/ Bruce H. Beatt
Bruce H. Beatt Senior Vice President, General Counsel and Secretary